UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 21, 2010
(Date of earliest event reported)

AMERALIA, INC.
(Exact name of registrant as specified in its charter)

000-15474
(Commission File Number)

Utah	87-0403973
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3200 County Road 31, Rifle, Colorado 81650
(Address of principal executive offices, including zip code)

(720) 876-2373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On June 21, 2010, at a meeting of the Registrant’s board of directors following the Registrant’s Annual Meeting of Shareholders, which is described in more detail in Item 5.07 of this Current Report on Form 8-K, and pursuant to the Registrant’s bylaws, the Registrant’s board of directors increased the size of the board to 10 members and appointed Alan De’ath, Paul-Henri Couture, and Michel Marier as directors of the Registrant to fill these vacancies.  Mr. De’ath shall serve as an independent director on the Registrant’s board of directors and Mr. Couture, and Mr. Marier shall serve as non-independent directors.

Mr. De’ath, Mr. Couture, and Mr. Marier were appointed as directors of the Registrant pursuant to the Registrant’s obligations under the Restructuring Agreement, dated September 25, 2008, as amended on October 31, 2008, by and among the Registrant, Natural Soda Holdings Inc. (“NSHI”), NHSI’s wholly-owned subsidiary Natural Soda, Inc. (“NSI”), Mr. Gunn, Mr. van Mourik, Sentient USA Resources Fund, L.P., Sentient USA Resources Fund II, L.P, and Sentient Global Resources Fund III, L.P.  Pursuant to Section 9(d)(iii) of the Restructuring Agreement, Mr. De’ath, Mr. Couture, and Mr. Marier were nominated by the Sentient entities for appointment to the board of directors of the Registrant.  The foregoing description of the Restructuring Agreement is qualified in its entirety by reference to the full text of the Restructuring Agreement, a copy of which is filed as Exhibit 10.52 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 2, 2008, and to the full text of the amendment to the Restructuring Agreement, a copy of which is filed as Exhibit 10.54 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 7, 2008.

Mr. De’ath is president and chief executive officer of Ivernia, Inc., a Canadian company listed on the Toronto Stock Exchange that recovers lead from deposits situated in Western Australia, approximately 900 kilometers northeast of Perth.  Mr. De’ath has over 30 years of experience in senior management positions in the mining industry, including a 20-year career with Rio Tinto in Europe and southern Africa and two years as chief financial officer with TVX Gold in Toronto.  Mr. De’ath joined Ivernia in 2000 overseeing business development and finance before being appointed a director and the president and chief executive officer in July 2003.

Mr. Couture, a Chartered Financial Analyst, joined the Sentient Group in 2009.  Mr. Couture has over 30 years of experience as a financial management and investment professional.  Recruited by the Caisse de dépôt et Placement du Quebec (“CPDO”) in 1983, Mr. Couture was responsible for developing a Cdn$3 billion private equity natural resources portfolio and a Cdn$3 billion financial institutions and distressed debt private equity portfolio, first as vice president and later as senior vice president.  Prior to leaving the CPDO, Mr. Couture was a member of the Private Equity Investment Committee.

Mr. Marier, a Chartered Financial Analyst and Financial Risk Manager, joined the Sentient Group from the Private Equity division of CPDO in 2009, where he had worked since 2001.  While at CDPQ, Mr. Marier undertook co- investment in the distressed debt and natural resources sectors, portfolio risk assessment, treasury management and currency hedging as well as researching the natural resources sector.

In connection with the appointment of Mr. De’ath, Mr. Couture, and Mr. Marier as directors, the Registrant will grant to each of them a stock option to purchase 75,000 shares of the Registrant’s common stock pursuant to the terms of the Registrant’s 2010 Directors’ Incentive Plan.  The exercise price, term and vesting period of the options is still to be determined by the compensation committee of the board of directors.

Mr. De’ath, Mr. Couture, and Mr. Marier are not related by blood, marriage, or adoption to each other or any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers.  In the last fiscal year, the Registrant has not engaged in any transaction in which Mr. De’ath, Mr. Couture, and Mr. Marier or a person related to Mr. De’ath had a direct or indirect material interest.

Appointment of Officer

On June 21, 2010, at the meeting of the Registrant’s board of directors following the Registrant’s Annual Meeting of Shareholders, the Registrant’s board of directors appointed Bradley Bunnett, president of NSI, as president and chief operating officer of the Registrant. With this appointment, the board of directors intend for Mr. Bunnett to take on greater day to day responsibility for the Registrant’s operations allowing Bill H. Gunn, the Registrant’s chairman and chief executive officer, to focus more on strategic matters.

To facilitate Mr. Bunnett’s appointment, Mr. Gunn resigned as the Registrant’s president, effective immediately, and Robert C. J. van Mourik resigned as the Registrant’s executive vice president, effective immediately. Mr. Gunn will continue to serve as the Registrant’s chairman and chief executive officer and Mr. van Mourik will continue to serve as the Registrant’s chief financial officer, secretary and treasurer.

Mr. Bunnett will also continue to serve as the president of NSI and is responsible for all aspects of NSI’s sodium bicarbonate mining operation.  Mr. Bunnett joined NSI in 2004 and served as NSI’s director of sales & marketing prior to being appointed president in 2009.  Mr. Bunnett was the vice president of sales & marketing for Energy Supplements International in Fullerton, California from July 2002 until he joined NSI in April 2004.  From January 2001 until July 2002, Mr. Bunnett was vice president of sales and marketing for Austin-Tetra, Inc. of Irving, Texas.

The terms of Mr. Bunnett’s compensation are still to be negotiated.

Mr. Bunnett is not related by blood, marriage, or adoption to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers.  In the last fiscal year, the Registrant has not engaged in any transaction in which Mr. Bunnett or a person related to Mr. Bunnett had a direct or indirect material interest, however, Bunnett & Company, the principal of which is Bill Bunnett, father of Mr. Bunnett, is NSI's largest distributor of animal feed products.  To the Registrant’s knowledge, there is no arrangement or understanding between any of the Registrant’s officers and directors and Mr. Bunnett pursuant to which Mr. Bunnett was appointed to serve as an officer of the Registrant.

Item 5.07 Submission of Matters to a Vote of Security Holders

On Monday, June 21, 2010, the Registrant held its Annual Meeting of Shareholders at the Doubletree Hotel, 9599 Skokie Blvd., Skokie, Illinois, at 10 a.m. local time.  Shareholders representing 63,429,503 shares or 95.7% of the shares authorized to vote (66,293,696) were present in person or by proxy, representing a quorum for the purposes of the Annual Meeting of Shareholders.  The matters acted upon at the Annual Meeting of Shareholders are described in detail in the Registrant’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 21, 2010, pursuant to which proxies were solicited.

At the Annual Meeting of Shareholders, the Registrant’s shareholders approved the following:

Proposal #1		Voted For	Withheld
The election of the nominees to the Registrant’s board of directors to serve until the Registrant’s 2011 Annual Meeting of Shareholders or until successors are duly elected and qualified:
Bill H. Gunn		57,655,801	2,909,980
Robert C. J. van Mourik		59,450,773	50,563
Neil E. Summerson		57,989,149	1,512,187
Geoffrey C. Murphy		59,450,704	50,632
James V. Riley		59,450,643	50,693
Robert C. Woolard		59,450,712	50,624
J. Jeffrey Geldermann		59,450,704	50,632

Proposal #2	For	Against	Abstain
To ratify the appointment of the Registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2010	63,386,204	36,574	6,725
Proposal #3	For	Against	Abstain
To approve the amendment and restatement of the Registrant’s Articles of Incorporation to increase the Registrant’s authorized capital from 100,000,000 to 700,000,000 shares of common stock	63,369,365	59,060	1,078
Proposal #4	For	Against	Abstain
To approve the amendment and restatement of the Registrant’s Articles of Incorporation to change the name of the Registrant to Natural Resources Corporation, Inc.	63,363,455	59,341	7,707
Proposal #5	For	Against	Abstain
To approve a reverse stock split of the Registrant’s common stock at a ratio of between 1-for-2 and 1-for-10 to be determined by the Registrant’s board of directors in its sole discretion and the amendment and restatement of the Registrant’s Articles of Incorporation to decrease the Registrant’s authorized capital from 700,000,000 shares of common stock to a number to be determined by the Registrant’s board of directors in its sole discretion	63,359,968	68,057	1,478
Proposal #6	For	Against	Abstain
To approve the Registrant’s 2010 Directors’ Incentive Plan	60,491,131	68,026	6,624
Proposal #7	For	Against	Abstain
To approve the Registrant’s 2010 Stock Option Plan	60,491,897	66,748	7,136

As discussed in the Registrant’s proxy statement for the Annual Meeting of Shareholders, Proposal #3 was also approved by holders of a majority of the shares of Registrant’s common stock not held by Sentient USA Resources Fund, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERALIA, INC.
(Registrant))
Date: June 25, 2010

	By:	/s/ Robert van Mourik
	Name:	Robert van Mourik
	Title:	Chief Financial Officer